EXHIBIT 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-136264, No.333-116567 and No. 333-146761) and Form F-3 (No. 333-145161 and No. 333-165150) of Ctrip.com International, Ltd. of our report dated March 31, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/S/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, PRC
March 31, 2011